Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
BlueCity Holdings Limited:

We consent to the use of our report incorporated by reference herein.

/s/ KPMG Huazhen LLP

Beijing China
November 6, 2020